Exhibit 99.1



             Genius Products, Inc. Sets Investor Conference Call To Discuss Operating Results for the Third Quarter of 2004

    SAN DIEGO--(BUSINESS WIRE)--Nov. 10, 2004--Genius Products, Inc. (OTCBB:GNPI) has set Friday, November 12, 2004 at 1:00 p.m. Eastern Time for an investor conference call to discuss Genius Products' third quarter results. The call will include a presentation by Genius' senior management, followed by a question and answer session. The company's operating results for the third quarter of 2004 will be released on November 12, 2004, prior to the conference call.

    To participate in the Conference Call

    Dial-in number: 1-888-316-9415
    Passcode: Genius Products
    Conference Call Leader: Klaus Moeller

    To ensure that investor questions can be fully answered, please submit all questions prior to the call so they may be grouped into general categories and addressed during the last portion of the call. To submit a question, please email info@geniusproducts.com or fax them to 858-793-8842, Regarding: Conference Call. In order to ask a question during the call, dial *1. Questions will be addressed as time permits.
    The news release detailing earnings, the telephone number for the conference call and replay information will be available on Genius Products' Web site at www.geniusproducts.com.

    About Genius Products, Inc.

    Genius Products, Inc. (OTCBB:GNPI) is a multi-brand company that produces and distributes affordable family entertainment products including DVDs and CDs. Its products are sold in retail outlets nationwide under well-known brands including AMC(R), TV Guide(R), The Twilight Zone(TM), Baby Genius(R), Tonka(R), My Little Pony(R), Curious George(R) and Paddington Bear(TM). Genius Products also licenses the Baby Genius brand to third-party companies for a variety of products including books, apparel and infant care products. Promotional partners include the world famous San Diego Zoo(R), Playtex(R), Gerber(R), Fazoli's(R) and Child(R) Magazine.

    Safe Harbor Statement

    Except for historical matters contained herein, the matters discussed in this news release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties, which may affect Genius Products' business, forecasts, projections and prospects, and cause results to differ from these forward-looking statements. Actual results could vary for many reasons, including but not limited to, the timely development and acceptance of new products, the market demand for independent films and general market conditions. Other such risks and uncertainties include our ability to grow our business, to obtain additional licenses, to meet anticipated release schedules and other matters, which are described in our filings with the Securities and Exchange Commission.

    CONTACT: Genius Products, Inc., San Diego
             Investor Relations: 858-793-8840
             info@geniusproducts.com